SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 9, 2002

SAXON ASSET SECURITIES COMPANY (as Depositor under the Pooling and Servicing Agreement, dated as of March 1, 2002, providing for the issuance of Mortgage Loan Asset Backed Certificates, Series 2002-1)

         Saxon Asset Securities Company

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction Of Incorporation)	333-67170 (Commission File Number)	52-1865887 (I.R.S. Employer Identification No.)

4880 Cox Road Glen Allen, Virginia (Address of Principal Executive Offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:  (804) 967-7400

No Change
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant registered issuances of Mortgage Loan Asset Backed Certificates, Series 2002-1 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by Registration Statements on Form S-3 (Registration File Nos. 333-87351 and 333-65718) (together, the "Registration Statement").  Pursuant to the Registration Statement, the Registrant issued $900,000,000 in aggregate principal amount of Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class A-IO, Class M-1, Class M-2, Class B, Class X-IO, Class P, Class C, Class R and Class S Certificates (the “Certificates”) of its Mortgage Loan Asset Backed Certificates, Series 2002-1 on March 14, 2002.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus Supplement dated March 8, 2002 (and together with the Prospectus dated September 25, 2001, the “Prospectus Supplement”), to file information relating to additional and subsequent mortgage loans (the “Subsequent Mortgage Loans”) purchased by the Registrant.

Pursuant to the Subsequent Sales Agreement (the “Subsequent Sales Agreement”), attached as Exhibit 4.1, dated May 9, 2002, between Saxon Mortgage, Inc. (“SMI”) and Saxon Asset Securities Company (“Saxon”), and acknowledged by Deutsche Bank National Trust Company (formerly, Bankers Trust Company), the Registrant purchased Subsequent Mortgage Loans for inclusion in the Trust Fund established pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), a form of which was filed as an exhibit to the Registrant’s Form 8-K dated as of March 14, 2002, among Saxon as depositor, SMI as master servicer, and Deutsche Bank Trust Company Americas (formerly, Bankers Trust Company) (the “Trustee”), as trustee.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling and Servicing Agreement and in the Subsequent Sales Agreement.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Subsequent Sales Agreement, dated May 9, 2002,  between Saxon Mortgage, Inc. and Saxon Asset Securities Company, and acknowledged by Deutsche Bank Trust Company Americas (formerly, Bankers Trust Company), as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON ASSET SECURITIES COMPANY

By: /s/ Bradley D. Adams

       Name: Bradley D. Adams

       Title:   Senior Vice President

Dated:  May 9, 2002

EXHIBIT INDEX

Exhibit No.

Description

Page No.

4.1

Subsequent Sales Agreement dated May 9, 2002,
between Saxon Mortgage, Inc. and Saxon Asset
Securities Company, and acknowledged by Deutsche
Bank Trust Company Americas (formerly, Bankers
Trust Company), as Trustee.